Exhibit 1



             [Letterhead of Barnes, Saly & Company]

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Trustees
U S National Bank Collectively-Bargained
  Employees 401(k) Plan
Johnstown, Pennsylvania



          We hereby consent to the inclusion in Form 11-K of our report dated June 14, 1994 relating to the statements of net assets of the U S National Bank Collectively-Bargained Employees 401(k) Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets for the year ended
December 31, 1993 and the period from July 1, 1992 (date of inception) to December 31, 1992.



                              Barnes, Saly & Company


Johnstown, Pennsylvania
August 19, 1994